EXHIBIT 10.6
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                        SECURED RECOURSE PROMISSORY NOTE



$ 599,998                                                           May 16, 2000
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         FOR VALUE RECEIVED, the undersigned William E. Sanford (the "MAKER")
promises to pay to Wilmar Industries, Inc., a New Jersey corporation (the "HOLDER"), at 303 Harper Drive, Moorestown, NJ 08057, or at such other place as the Holder shall designate to the Maker in writing, the principal sum of $599,998, together with accrued interest on the unpaid principal amount from time to time outstanding from and including the date hereof until such principal is paid in full. The principal of and interest on this Note shall be due and payable at such time and in such amounts as set forth in Sections 1, 2, 3 and 4 hereof.

         1. PRINCIPAL. Subject to Sections 3 and 4 hereof, the Maker shall pay to the Holder the entire principal amount of this Note, together with interest accrued and unpaid thereon, upon the earlier of (i) ninety days following the termination of Maker's employment with Holder for any reason set forth in Section 3(a) below, (ii) immediately upon the termination of Maker's employment with Holder for any other reason, (iii) the sale or other disposition by Maker of any of the Shares (other than in connection with a redemption of the Preferred Stock, which requires a mandatory prepayment pursuant to Section 4(c) below); or (iv) May 16, 2005.

         2. INTEREST. The Maker promises to pay interest on the outstanding principal of this Note at the rate payable by the Company under its senior credit facility (but no more than 8%), as adjusted quarterly, the "INTEREST RATE"). Interest will accrue and compound quarterly, and will be payable on maturity or prepayment. Interest on this Note shall be paid by the Maker to the Holder at 303 Harper Drive, Moorestown, New Jersey 08057, or at such other place as the Holder shall designate to the Maker in writing. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full and shall be computed on the basis of a 360-day year of twelve 30-day months.

         3.       Certain Payment Matters.

                  (a) In the event that the Maker's employment with Holder is terminated by reason of death or Disability, by the Maker for Good Reason or by the Holder without Cause (as such terms are defined in the Employment Agreement, dated the date hereof, between the Holder and the Maker), and within 90 days following such termination of employment the Maker or Holder has exercised its Put Option or Call Option, as the case may be, pursuant to Section 3 of the Shareholders Agreement, dated the date hereof (the "Shareholders Agreement"), among the Holder, the Maker and the other parties named therein,
(i) the Maker's obligation to pay to the Holder the principal


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of this Note (together with accrued and unpaid interest) shall be deferred until the date on which the Fair Market Value of the Shares is finally determined pursuant to Section 3 of the Shareholders Agreement and (ii) interest on this Note at the rate specified above shall continue to accrue through the date of such repayment.

                  (b) In the event the Maker's employment with Holder shall terminate as a result of Maker's Death or Disability, and the Holder shall have exercised the Call Option or the Maker shall have exercised the Put Option, the Maker's obligation to repay to the holder the principal of this Note (together with accrued and unpaid interest) shall not exceed an amount equal to the proceeds realized from such exercise.

                  (c) Notwithstanding Section 1 above, in the event the Maker's employment with Holder (i) is terminated by Holder without Cause, (ii) the Maker or Holder has exercised its Put Option or Call Option, as the case may be, pursuant to the terms of the Shareholders Agreement and (iii) the Fair Market Value of the Shares as determined pursuant to the terms of the Shareholders Agreement is less than the original aggregate purchase price of the Shares, the entire principal amount of this Note shall be payable on the first anniversary of the termination of Maker's employment with the Holder, together with interest accrued and unpaid thereon.

         4.       PREPAYMENT.

                  (a) Upon notice given to the Holder as provided in subsection (b) of this Section 3, the Maker, at his or her option, may prepay all or any portion of this Note, at any time, without penalty or premium.

                  (b) The Maker shall give written notice of such optional prepayment of this Note or any portion thereof not less than five nor more than 60 days prior to the date fixed for such prepayment in such notice. Upon delivery of such notice of prepayment, the Maker covenants and agrees that it will prepay, on the date therein fixed for prepayment, the amounts indicated in such notice, together with interest accrued and unpaid thereon to the date fixed for such prepayment.

                  (c) Immediately upon receipt of proceeds by the Maker from the Holder's redemption of shares of Preferred Stock ("REDEMPTION PROCEEDS"), an amount equal to the Redemption Proceeds shall become due and payable hereunder; provided that such mandatory prepayment shall not exceed the then outstanding principal amount of this Note, plus accrued interest through the date of such prepayment.

         5. APPLICATION OF PAYMENTS. All payments or prepayments due under this Note shall be applied first to any costs, fees and expenses (including legal fees) incurred by the Holder in the exercise of the Holder's rights hereunder, if any, then to payment of default interest, if any, then to payment of accrued interest and then to payment of principal.

         6. SECURITY DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on this Note and as the same shall be due and payable according to the terms of this Note, whether at maturity, by acceleration or otherwise, the Maker has granted a first priority lien and security interest in the Shares pursuant to the Pledge Agreement, dated the date hereof (the "PLEDGE AGREEMENT"),


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between the Maker and the Holder. The Pledge Agreement provides for the rights and remedies of the Holder with respect to such collateral.

         7.       Defaults and Remedies.

                  (a) EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur if:

                           (i) the Maker shall default in the payment of the principal or interest of this Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

                           (ii) (A) the Maker shall default in the due observance or performance of any covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the terms hereof or (B) the Maker shall default in the due observance or performance of any covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the Pledge Agreement, and such default shall continue for ten (10) days after the date written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Maker by the Holder; or

                           (iii) the Maker commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Maker, or seeking to adjudicate the Maker bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to the Maker or the Maker's debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of the Maker's assets (a "bankruptcy action"); or

                           (iv) the Maker becomes the debtor named in any bankruptcy action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of sixty (60) days; or

                           (v) the Maker makes a general assignment for the benefit of his creditors; or

                           (vi) the Maker generally fails to, or shall admit in writing his inability to, pay his or her debts as they become due.

                  (b) ACCELERATION. If an Event of Default occurs under clause (a)(iii), (iv), (v), or (vi) of this Section 7, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Maker. If any other Event of Default occurs and is continuing, then the Holder, by written notice to the Maker, may declare the principal of and accrued interest on this Note to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which the Maker expressly waives hereby.


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                  (c)      NOTICES. The Maker shall give written notice to the
Holder of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, would become an Event of Default.

         8.       Suits for Enforcement.

                  (a) Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights hereunder in equity, at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder.

                  (b) In case of any default under this Note, the Maker will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such default.

         9. FULL RECOURSE. Subject only to Section 3(b) hereof, the Maker hereby agrees and covenants that the Holder shall have full recourse against the Maker for the payment of the entire principal amount of this Note and all accrued interest thereon.

         10. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         11. REMEDIES NOT WAIVED. No course of dealing between the Maker and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

         12. TRANSFER. This Note may not be transferred or assigned by the Holder to any Person without the consent of the Maker, except to a corporation controlling, controlled by or under common control within the Holder or to lenders of the Holder. The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

         13. PAYMENTS. All payments and prepayments of principal of and interest on this Note shall be made in lawful money of the United States of America.

         14. NOTICE. All notices given pursuant to this Note shall be given in the manner specified in Section 23 of the Pledge Agreement.

         15. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note made by or on behalf of the Holder or the Maker shall bind their respective successors and assigns, whether so expressed or not.


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         16.      GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         17. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                                     /s/ William E. Sanford
                                                     ---------------------------
                                                     William E. Sanford